UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2011
CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-32162	80-0067704

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 13, 2010, Corporate Property Associates 16 — Global Incorporated (the “registrant”) entered into an agreement and plan of merger (“Merger Agreement”) with Corporate Property Associates 14 Incorporated (“CPA®:14”), which contemplates that CPA®:14 will be merged with and into a subsidiary of the registrant. Each outstanding share of CPA®:14 common stock will be converted into the right to receive 1.1932 shares of the registrant’s common stock or cash at the election of each shareholder, and each CPA®:14 shareholder will also receive a special dividend of $1.00 per share in cash. The boards of directors of the registrant and CPA®:14 have approved the Merger Agreement. The proposed merger and related transactions are subject to approval by the shareholders of the registrant and CPA®:14, and other customary closing conditions.
As a result of the Merger Agreement, the registrant is revising its historical financial statements in connection with current authoritative accounting guidance for the disposal of long-lived assets. During the nine months ended September 30, 2010, a consolidated subsidiary of the registrant consented to a court order appointing a receiver after the subsidiary ceased making payments on a non-recourse debt obligation collateralized by a property owned by this subsidiary. As the registrant no longer has control over the activities that most significantly impact the economic performance of this subsidiary following possession by the receiver, the registrant deconsolidated this subsidiary during the nine months ended September 30, 2010.. In accordance with current authoritative accounting guidance for the disposal of long-lived assets, the registrant has reported revenue and expenses from the operations of the property owned by this subsidiary as discontinued operations for each period presented in its quarterly report for the quarter ended September 30, 2010 (including the comparable periods of the prior year) (the “Discontinued Operations”). As required by accounting principles generally accepted in the United States of America, the registrant must also retrospectively adjust its previously issued annual financial statements for each of the three years shown in the registrant’s last Annual Report on Form 10-K to reflect the Discontinued Operations if those financial statements are incorporated by reference in subsequent filings with the Securities and Exchange Commission (the “SEC”) made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the retrospective adjustment. Therefore, the registrant is retrospectively adjusting its historical financial statements to reflect the Discontinued Operations in compliance with current authoritative accounting guidance. The retrospective adjustment has no effect on the registrant’s previously reported net income, financial condition or cash flows.
This Report on Form 8-K updates Items 1, 1A, 6, 7 and 8 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC on March 26, 2010 (the “2009 Annual Report”) to reflect the reclassification of the subsidiary as Discontinued Operations. All other items of the 2009 Annual Report remain unchanged. The updated sections of the registrant’s 2009 Annual Report are attached hereto as exhibits 99.1, 99.2, 99.3, 99.4 and 99.5. No attempt has been made to include any adjustments or update matters in the 2009 Annual Report except to the extent expressly provided above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP)
99.1	Item 1. Business
99.2	Item 1A. Risk Factors
99.3	Item 6. Selected Financial Data
99.4	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.5	Item 8. Consolidated Financial Statements and Supplementary Data

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 16 — Global Incorporated
Date: January 4, 2011	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Chief Financial Officer